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                                                                    EXHIBIT 99.1

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News Release
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Contact:

                     Sara Beeler                     Mark Lamb
                     Visitech Public Relations       Investor Relations Director
                     (602) 808-9914                  Onyx Software
                     cell (602) 326-5225             (425) 519-4034


                                                           FOR IMMEDIATE RELEASE
                                                                   April 5, 2001


            Onyx Software Names Brian Henry Chief Financial Officer

  Executive Brings Wall Street Savvy, M&A and Technology Management Expertise


Bellevue, Wash. - Onyx Software Corp. (Nasdaq "ONXS") has named Brian C. Henry as chief financial officer (CFO). Henry brings to Onyx nearly 20 years experience in financial leadership at technology companies including Convergys Corp., Cincinnati Bell Inc., Mentor Graphics and Lante Corp. Henry's appointment allows Amy Kelleran, who has served as interim chief financial officer at Onyx, to focus full-time on her responsibilities as vice president of finance and corporate controller.

"Our diligence in seeking the best candidate has been rewarded," Brent Frei, CEO and founder of Onyx, said. "Over the past seven years, Onyx has produced strong revenue growth within a disciplined financial model. For the CFO position, we wanted to complement this sound financial infrastructure with an executive who would bring strong investment community relationships and the experience to drive the mergers and acquisitions component of our growth. We sought a demonstrated ability to manage growth from the 100-million-dollar level to the multi-billion-dollar level. Brian Henry's track record of success for respected technology companies exceeds our criteria."

In 1983, Henry joined Mentor Graphics as vice president and corporate controller, and was vice president and chief financial officer from 1986 to 1993. He helped raise $110 million in two Mentor public stock offerings and played a strategic role in the company's financial and competitive success.

In 1993, Henry became executive vice president and chief financial officer of Cincinnati Bell, a diversified services company with 1998 revenues of $2.3 billion. Under his leadership, the company was recognized for providing shareholder returns for each of the one-, three-, five- and 10-year periods, which were among the highest of all publicly traded U.S. corporations. Henry drove Cincinnati Bell's acquisition of a $675 million services business from AT&T and in 1998 he championed and played a lead role in the spin-off of Cincinnati Bell's $1.4 billion outsourcing business to form Convergys Corp.

Henry played a key role in the Convergys initial public offering and, as chief operating officer of its information management unit, had strategic responsibility for providing world-class Internet billing software and customer care in the communications market. Additionally, he was responsible for managing Convergys' market-leading wireless and broadband billing services.

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Prior to joining Onyx, Henry was executive vice president and chief financial officer of Lante Corp., responsible for the company's finance, administration, information technology and legal functions. Henry played a vital role in Lante's very successful initial public offering in February 2000. He was also responsible for implementing systems and controls that could scale to Lante's significant growth curve.

"Onyx is an enticing opportunity for a host of reasons," Henry said. "The company has demonstrated tremendous growth within a disciplined financial model in recent years, and is realigning toward profitable growth going forward. The team has an absolute commitment to customer success shared through a strong, positive culture. Finally, this is a relocation my wife and I are looking forward to as it represents a homecoming to our native Pacific Northwest."

Henry graduated number one in his class at Portland State University with a business degree and soon thereafter scored in the top tenth of one percent in the nation on his CPA exam. He received his MBA from Harvard, graduating as a Baker scholar, the school's highest honor.

"The executive team at Onyx has had several significant new additions this year," Frei said. "In addition to Brian's appointment as CFO, the company named Kevin Corcoran as chief marketing officer, Marianna Suciu as vice president of sales for the Americas, and Les Rechan as president and chief operating officer. These seasoned executives have brought additional knowledge and experience to Onyx that will help us create the success for customers that is the foundation of our own continued success."

About Onyx Software
-------------------

Onyx Software Corp. (Nasdaq "ONXS") is a global supplier of enterprise-wide, customer-centric e-business applications that connect and power a company's entire e-business world, including customers, partners and sales, marketing and service groups, making total customer and partner information available enterprise-wide. Onyx's products are known for flexibility, reliability and ease of use, resulting in high return on investment, low total cost of ownership and industry-leading customer satisfaction. Onyx operates worldwide, with customers including American Express, Broadwing, Commerce One, Credit Suisse, Dreyfus, FirstWorld Communications, Portland Trail Blazers, Prudential Securities and Sierra Health Services. Information at info@onyx.com or www.onyx.com.


This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our annual report on form 10-K for the year ending December 31, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.



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